AMENDMENT NO.5 dated as of this 16th day of February 2007 ("Amendment No. 5") between SYNTHEMED, INC. (formerly LIFE MEDICAL SCIENCES, INC.; the "Company") and YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM ("Yissum").

WITNESSETH:

WHEREAS, the parties have entered into an agreement dated June 14, 1991 (the "1991 Agreement"), which 1991 Agreement has been amended pursuant to (i) amendment dated as of February _, 1994 ("Amendment No. 1"), (ii) amendment dated as of January 1, 1996 ("Amendment No. 2"), (iii) amendment dated as of October 1, 1996 ("Amendment No. 3") and (iv) amendment dated as of April 24, 2002 ("Amendment No. 4") (the 1991 Agreement as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 is referred to herein as the "Original Agreement"); and

WHEREAS, the parties wish to modify and amend the Original Agreement upon the terms, provisions and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

1. Research Addendum No. 12, a copy of which has been executed contemporaneously herewith among the parties and Professor Daniel Cohn, as researcher, is hereby deemed included as part of Appendix "A" to the Original Agreement, and the parties' rights and obligations with respect thereto and the results thereof shall be governed by the Original Agreement.

2. The term of the research project contemplated by Research Addendum No. 12 shall be as set forth in the Addendum, subject to extension only by mutual agreement of the parties.

3. It is anticipated that the parties may choose to enter into research projects in the future under the terms of the Original Agreement. To avoid the need to amend the Original Agreement each time such a project is entered into, the parties agree that upon their execution of a research addendum describing the project's scope, length and budget, the research addendum will automatically be deemed included as part of Appendix "A" to the Original Agreement, and the parties' rights and obligations with respect thereto and the results thereof shall be governed by the Original Agreement, except as the same may be modified by the terms of the Addendum.

4. The parties acknowledge that each of the research projects performed by Yissum on behalf of the Company since the date of the Original Agreement and prior to the date hereof are to be deemed included as part of Appendix "A" to the Original Agreement, and that, as such, the parties' rights and

obligations with respect thereto and the results thereof shall be governed by the terms of the Original Agreement.

5. Section 8(c) of the Original Agreement (as most recently amended by Amendment No. 4) is hereby amended by adding the following sentences immediately prior to the last sentence thereof: "Notwithstanding the provisions of Section 8(b)(3), in the event the Company does not reach total net sales of products or achieve income of $1,000,000 by December 31, 2007, Yissum shall not terminate the Original Agreement and the same shall remain in full force and effect for the year ended December 31, 2008 so long as the Company pays Yissum a minimum annual royalty payment of $150,000. Notwithstanding the provisions of Section 8(b)(3), in the event the Company does not reach total net sales of products or achieve income of $1,000,000 by December 31, 2008, Yissum shall not terminate the Original Agreement and the same shall remain in full force and effect for the year ended December 31, 2009 so long as the Company pays Yissum a minimum annual royalty payment of $150,000. $150,000 Ms. Elena Canetti VP Scientific Research Services

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6. All terms used but not otherwise defined herein shall have the same meaning ascribed to such term on the Original Agreement.

7. This agreement may be executed in counterparts each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

8. By executing this agreement, Yissum and the Company hereby certify that any and all necessary approvals and consents for effectiveness of this Agreement have been obtained.

9. Yissum and the Company further acknowledge that as of the date of execution of this agreement, the Original Agreement, as amended hereby, is in full force and effect with no current or anticipated events of default.

IN WITNESS WHEREOF, the parties have duly executed this agreement as of the day and year first above written.

Yissum Research Development Company of the Hebrew University of Jerusalem	SyntheMed, Inc.
By:	By:
Name: Ms. Elena Canetti	Name: Robert P. Hickey
Title: VP Scientific Research Services	Title: President & CEO
21/2/2007	